                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                         Ampersand Medical Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                          AMPERSAND MEDICAL CORPORATION
                                 414 N. Orleans
                                    Suite 305
                             Chicago, Illinois 60610
                                  312-222-9550

                             ----------------------

                            NOTICE OF ANNUAL MEETING

To the Shareholders of
Ampersand Medical Corporation

         You are cordially invited to attend the annual meeting (the "Annual Meeting") of the holders of Common Stock, par value $0.001, of Ampersand Medical Corporation, a Delaware corporation (the "Company"), to be held on MAY 23, 2000 AT 9:00 A.M., LOCAL TIME, AT 414 N. ORLEANS, SUITE 300, CHICAGO, ILLINOIS, for the following purposes:

1. To elect five (5) directors of the Company, each to hold office until the next annual meeting of the Company's shareholders or otherwise as provided in the Bylaws of the Company.

2. To approve Amendment No. 1 to the Ampersand Medical Corporation 1999 Equity Incentive Plan for officers, directors, key employees, and consultants of the Company.

3. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the year ended December 31, 2000.

4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         A Proxy Statement and proxy card accompany the Notice of Annual
Meeting.

         The Board of Directors of the Company has fixed the close of business on May 5, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. All such shareholders are cordially invited to attend the Annual Meeting in person. However, TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A pre-addressed, postage paid envelope is enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person even if he or she has returned a proxy. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Sincerely,



/s/ Leonard R. Prange
--------------------------------------
Leonard R. Prange
President, Chief Operating Officer,
Chief Financial Officer, and Secretary


Chicago, Illinois
May 10, 2000


         THE COMPANY'S 1999 ANNUAL REPORT ON FORM 10-K IS BEING MAILED TO SHAREHOLDERS CONCURRENTLY WITH THIS NOTICE AND ATTACHED PROXY STATEMENT.

                          AMPERSAND MEDICAL CORPORATION

                                 PROXY STATEMENT

ITEM 1.  DATE, TIME AND PLACE INFORMATION.

         This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board") of Ampersand Medical Corporation (the "Company"), for use at the annual meeting of shareholders of the Company (the "Annual Meeting") scheduled to be held on May 23, 2000, at 9:00 a.m., local time, at 414 N. Orleans, Suite 300, Chicago, Illinois. The Company intends to mail this Proxy Statement and the accompanying proxy card to all shareholders entitled to vote at the Annual meeting on or about May 10, 2000.

         At the Annual Meeting, holders of the Company's Common Stock, $0.001 par value (the "Common Stock"), will be asked to consider and vote upon the following proposals (the "Proposals"):

         1. To elect five (5) directors of the Company, each to hold office until the next annual meeting of the Company's shareholders or otherwise as provided in the Bylaws of the Company.

         2. To approve Amendment No.1 to the Ampersand Medical Corporation 1999 Equity Incentive Plan for officers, directors, key employees, and consultants of the Company.

         3. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the year ended December 31, 2000.

         4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.


         RECORD DATE

         The Board has fixed the close of business on May 5, 2000 as the record date (the "Record Date") for the determination of holders of Common Stock entitled to notice of and to vote at the Annual Meeting. As of April 28, 2000, there were 29,058,228 shares of Common Stock issued and outstanding, held of record by 1,130 persons.

         VOTING

         Each share of Common Stock is entitled to one vote. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by the By-laws, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. Except as otherwise provided by law, the Certificate of Incorporation or the By-laws, all action taken by the holders of a majority of the votes cast, excluding abstentions, at a meeting at which a quorum is present shall be valid and binding upon the Corporation; provided, however, that Directors shall be elected by a plurality of the votes of shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors.

ITEM 2.  REVOCABILITY OF PROXIES

         When a shareholder has signed and returned a proxy in the form of the accompanying proxy card, that proxy may be revoked by: (i) a writing delivered to the Secretary of the Company at the address set forth above, stating that the proxy is revoked; (ii) by attendance at the Annual Meeting and voting in person by the shareholder who executed the proxy; (iii) a subsequent proxy executed by the same shareholder and presented at the Annual Meeting; or (iv) written notice to the Company of the death or incapacity of the shareholder.

ITEM 4.  SOLICITATION

         The Company will bear the entire cost of the solicitation of proxies from its shareholders, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to these persons for such services.

         Continental Stock Transfer and Trust Company, transfer agent and registrar for the Common Stock, will be paid its customary fee, estimated to be $1,500.

ITEM. 6  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         FIVE-PERCENT (5%) BENEFICIAL OWNERS. The following table sets forth, certain information regarding the beneficial ownership of Common Stock as of April 28, 2000 by persons who beneficially owned more than five percent (5%) of the Common Stock. The number of shares of Common Stock shown for each listed person is based on information contained in Statements on Schedule 13D filed with the Securities and Exchange Commission (the "SEC") on behalf of the listed persons, or on information obtained from the stockholder records of the Company. As of April 28, 2000, there were 29,058,228 shares of Common Stock outstanding.


                                            NUMBER OF SHARES       PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER       BENEFICIALLY OWNED      COMMON STOCK
------------------------------------       ------------------      ------------

Alexander M. Milley
3600 Rio Vista Boulevard, Suite A
Orlando, FL 32805 (1)(6)                      2,861,560                9.8%

Winchester National, Inc.
3600 Rio Vista Boulevard, Suite A
Orlando, FL 32805 (6)                           148,655                 .5%

Milley Management Incorporated
3600 Rio Vista Boulevard, Suite A
Orlando, FL 32805 (2)(6)                      1,988,000                6.8%

Cadmus Corporation
3600 Rio Vista Boulevard, Suite A
Orlando, FL 32805 (6)                         1,484,667                5.1%

Azimuth Corporation
3600 Rio Vista Boulevard, Suite A
Orlando, FL 32805 (3)                           556,250                1.9%

Robert C. Shaw
1800 Industrial Drive
Libertyville, IL 60048 (4)(6)                   520,417                1.8%

Peter P. Gombrich
414 N. Orleans, Suite 305
Chicago, IL 60610 (6)                         3,670,895               12.6%

Theodore L. Koenig
5 Revere Drive, Suite 206
Northbrook, IL 60062 (5)(6)                   1,870,036                6.4%

Monroe Investments, Inc.
5 Revere Drive, Suite 206
Northbrook, IL 60062 (6)                        298,586                1.0%

William J. Ritger
623 Ocean Avenue
Sea Girt, NJ 08750 (6)                        1,155,090                4.0%

Fred H. Pearson
10 South LaSalle Street
Chicago, IL 60603 (6)                           221,616                 .8%

Walter Herbst
355 N. Canal Street
Chicago, IL 60610 (6)                           597,171                2.1%

AccuMed International, Inc
920 N. Franklin St., Suite 402 (7)
Chicago, IL 60610 (6)                            63,517                 .2%

Northlea Partners Ltd.
2365 NW 41st Street
Boca Raton, FL 33431 (6)                        186,616                 .6%

Seaside Partners, L.P.
623 Ocean Avenue
Sea Girt, NJ 08750 (7)                        4,208,333               14.5%


(1) Includes: (i) 503,333 shares owned by MMI, of which Mr. Milley is the sole director and executive officer; (ii) 1,484,667 shares owned by Cadmus Corporation of which Mr. Milley is a director and executive officer; (iii) 506,250 shares owned by Azimuth Corporation and 50,000 shares issuable to Azimuth Corporation under a warrant exercisable within sixty days, of which Mr. Milley is a director and executive officer; (iv) 148,655 shares owned by Winchester National, Inc. of which Mr. Milley is a director; (v) 148,655 shares owned directly by Mr. Milley; and (vi) 20,000 shares underlying an option exercisable by Mr. Milley within sixty days.

(2) Includes: (i)503,333 shares owned by Milley Management Incorporated, ("MMI"); and (ii) 1,484,667 shares owned by Cadmus, of which MMI is a principal shareholder. MMI has shared voting and investment power with respect to the 1,484,667 shares owned by Cadmus.

(3) Includes: (i) 506,250 shares owned by Azimuth; and (ii) 50,000 underlying a warrant exercisable by Azimuth within 60 days. Mr. Milley is a director and executive officer of Azimuth.

(4) Includes 20,000 shares underlying an option exercisable within sixty days.

(5) Includes: (i) 479,827 shares owned by The EAG Trust, 479,827 shares owned by The CMC Trust, 479,827 shares owned by The MDG Trust, and 410,555 shares owned by The MSD Trust, for each of which Mr. Koenig serves as sole Trustee; (ii) 298,586 shares owned by Monroe Investments, Inc., of which Mr. Koenig controls; and (iii) 20,000 shares underlying an option exercisable by Mr. Koenig within sixty days. Mr. Koenig disclaims beneficial ownership of all such shares except those owned by Monroe, The MSD Trust, and those shares underlying the option.

(6) Each of the indicated shareholders may be deemed to be members of a "group" for purposes of Rule 13d-5 under the Securities Exchange Act of 1934 pursuant to a Stockholders Agreement (the "Agreement") dated December 4, 1998. Under the terms of this Agreement, the respective shareholders agreed to vote their shares, at the Annual Meeting held on May 25, 1999, in favor of the ratification of certain transactions related to the acquisition of InPath, L.L.C. ("InPath") by Bell National Corporation ("Bell") the predecessor company to Ampersand, including approval of the InPath acquisition, the settlement of certain claims against Bell for amounts owed for services provided to Bell, the merger of Bell into the Company, and the election of an agreed slate of directors and officers. It was the intention of the parties that the Agreement would terminate as of the completion of the agreed to transactions. However, no formal termination of the Agreement was completed prior to the filing of this document. Such formal termination and the related amendment to Form 13D is anticipated to be completed during May 2000. Accordingly, for purposes of this Proxy Statement, the Company has reported information based on the Form 13D currently on file and its stockholder records even though the parties consider the Agreement no longer in effect. The aggregate number of shares of Common Stock beneficially owned by all members of such group is 11,445,504, or 39.3% of the outstanding shares of Common Stock. Each such person disclaims beneficial ownership of all shares not shown as beneficially owned by such person in the table.

(7). Includes 1,533,333 shares owned directly by Seaside and 2,675,000 shares issuable as a result of the automatic conversion of the $500,000 principal and accrued interest due on a 6% Convertible Promissory Note Due 2000.

ITEM 7.  DIRECTORS, NOMINEE FOR DIRECTOR AND EXECUTIVE OFFICERS

         DIRECTORS, NOMINEE FOR DIRECTOR AND EXECUTIVE OFFICERS. The following table sets forth certain pro forma information, based on shareholdings as of April 28, 2000, with respect to the beneficial ownership of Common Stock that is held by each (i) director of the Company, (ii) each nominee for director of the Company; (iii) each executive officer of the Company, and (iii) all directors, nominee for director, and executive officers as a group. Each of the persons listed below has sole voting and investment power with respect to such shares, unless otherwise indicated. As of April 28, 2000 there were 29,058,228 shares of Common Stock outstanding.


             NAME OF BENEFICIAL OWNER                            AMOUNT AND NATURE OF           PERCENT
             ------------------------                 AGE        BENEFICIAL OWNERSHIP           OF CLASS
                                                      ---        --------------------           --------
Peter P. Gombrich, Chairman of the Board, CEO and
a director of the Company                             62                3,670,895                 12.6%

Alexander M. Milley, Chairman of the Board and
CEO of ELXSI Corporation and a director of the
Company (1)                                           46                2,861,560                  9.8%

Leonard R. Prange, President, COO/CFO, and
Secretary (2)                                         54                1,096,688                  3.7%

Robert C. Shaw, President of Contempo Design and
a director of the Company (3)                         46                  520,417                  1.8%

John Abeles, M.D., President of MedVest, Inc. and
a director of the Company (4)                         55                  206,616                   .7%

Denis M. O'Donnell, M. D., Managing Director of
Seaside Advisors, L.L.C. and a director of the
Company (5)                                           46                  175,455                   .6%

Richard A. Domanik, Ph.D., Vice President, and
CTO (6)                                               53                   66,667                   .2%

All directors, and executive officers as a group
(7 persons)                                                             8,598,298                 28.8%

(1) Includes: (i) 503,333 shares owned by MMI, of which Mr. Milley is the sole director and executive officer; (ii) 1,484,667 shares owned by Cadmus Corporation of which Mr. Milley is a director and executive officer; (iii) 506,250 shares owned by Azimuth Corporation and 50,000 shares issuable to Azimuth Corporation under a warrant exercisable within sixty days, of which Mr. Milley is a director and executive officer; (iv) 148,655 shares owned by Winchester National, Inc. of which Mr. Milley is a director; (v) 148,655 shares owned directly by Mr. Milley; and (vi) 20,000 shares underlying an option exercisable by Mr. Milley within sixty days.

(2) Includes: (i) 396,688 shares issuable as a result of the automatic conversion of the principal and accrued interest due on a $75,000 6% Convertible Promissory Note Due 2000 held by Mr. Prange; (ii) 300,000 shares owned directly by Mr. Prange; and (iii) 400,000 shares underlying an option exercisable by Mr. Prange within sixty days.

(3) Includes 20,000 shares underlying an option exercisable by Mr. Shaw within sixty days.

(4) Includes: (i) 186,616 shares held by Northlea Partners, Ltd., of which Dr. Abeles is the general partner; and (ii) 20,000 shares underlying an option exercisable by Dr. Abeles within sixty days. Dr. Abeles disclaims ownership of all shares except 1,862, which number are attributable to his 1% interest in Northlea as general partner and those shares underlying the option.

(5) Includes: (i) 155,455 shares underlying warrants due to Westgate Partners, L.L.C., exercisable within sixty days, of which Dr. O'Donnell is a member; and
(ii) 20,000 shares underlying an option exercisable by Dr. O'Donnell within sixty days.

(6) Includes 66,667 shares underlying an option exercisable by Dr. Domanik within sixty days.

(7) Includes: (i) 479,827 shares owned by The EAG Trust, 479,827 shares owned by The CMC Trust, 479,827 shares owned by The MDG Trust, and 410,555 shares owned by The MSD Trust, for each of which Mr. Koenig serves as sole Trustee; (ii) 298,586 shares owned by Monroe Investments, Inc., of which Mr. Koenig controls; and (iii) 20,000 shares underlying an option exercisable within sixty days. Mr. Koenig disclaims beneficial ownership of all such shares except those owned by Monroe, The MSD Trust, and those shares underlying the option.

         NOMINEES

         PETER P. GOMBRICH has been Chairman of the Board and Chief Executive Officer of the Company since December 1998. Since March of 1998, when he founded the company, Mr. Gombrich has served as Chairman of the Board and Chief Executive Officer of InPath, L.L.C., a bio-molecular medical testing company, which became a subsidiary of the Company in December 1998. In 1994, Mr. Gombrich founded AccuMed International, Inc. ("AccuMed"), a cytopathology products company, and served as Chairman, President and CEO until January 1998. From 1990 until he founded AccuMed, he was a consultant in the cytology and microbiology industries. From July 1985 until September 1989, Mr. Gombrich was President and CEO, and from July 1985 until November 1990 was Chairman of the Board of CliniCom Incorporated, a bedside clinical information systems company, which he founded. From 1982 until 1985, Mr. Gombrich was Executive Vice President of the ventures group of ADC Telecommunications. In 1976, Mr. Gombrich co-founded St. Jude Medical, a life support medical device company, where he served as Executive Vice President until 1980, when he became President of the pacemaker division of the company, serving in that position until 1982. Mr. Gombrich has a B.S. in Electrical Engineering from the University of Colorado and a M.B.A. from the University of Denver.

         ALEXANDER M. MILLEY has been a director of the Company since 1989. Mr. Milley is President and Chairman of the Board of ELXSI Corp. a holding company with subsidiaries operating in the restaurant and environmental inspection equipment industries. He is also President and Chairman of the Board of Azimuth Corporation ("Azimuth"), a holding company with subsidiaries operating in the trade show exhibit and retail environment design and the distribution of electrical components and fasteners industries. Mr. Milley was Chairman of the Board and Chief Executive Officer of Bell from September 25, 1989 until its acquisition of InPath, LLC, in December 1998 and was President of Bell from August 1990 until December 1998. Mr. Milley is the founder, President, sole director and majority shareholder of Milley Management Inc. ("MMI"), a private investment and management consulting firm. Mr. Milley is also the President of Cadmus Corporation ("Cadmus"), another private investment and management consulting firm. Mr. Milley was Senior Vice President-Acquisitions from December 1983 until July 1986 of the Dyson-Kissner-Moran Corporation, a private investment company.

         DENIS M. O'DONNELL, M.D. has been a director of the Company since December 1998. Since 1997, he has been Managing Director of Seaside Advisors, L.L.C., an investment advisor to Seaside Partners, L.L.P, a fund specialization in small capitalization private placements. Prior to Seaside Advisors, Dr. O'Donnell was President of Novavax, Inc. ("Novavax), a company engaged in the development of pharmaceutical products, from its inception in 1995 to 1997. Dr. O'Donnell currently serves as a director and Vice Chairman of Novavax. From 1991 to 1995, Dr. O'Donnell served as Corporate Vice President of Medical Affairs of IGI, Inc. Prior to joining IGI, Inc., Dr. O'Donnell was Director of the Clinical Research Center at MTRA, Inc. a company engaged as investigator in human clinical trails. He has been a director of ELXSI Corporation since 1996 and Columbia Laboratories, Inc., a pharmaceutical company, since 1999. Dr. O'Donnell is a Fellow of the American College of Clinical Pharmacology and serves on the Scientific Advisory Board of the Associates of Clinical Pharmacology.

         JOHN H. ABELES, M.D. has been a director of the Company since May 1999. Dr. Abeles is President of MedVest, Inc. a venture capital and consulting firm he founded in 1980. He is also General Partner of Northlea Partners, Ltd., a family investment concern. He was a senior medical executive at Sterling Drug, Pfizer, and Revlon Healthcare and subsequently was a medical analyst at Kidder, Peabody & Co. Dr. Abeles is a director of a number of companies operating in the medical device or healthcare fields, including I-Flow Corporation, Oryx Technology Corp., Encore Medical Corporation, and DUSA Pharmaceuticals, Inc. Dr. Abeles received his medical degree and degree in pharmacology at the University of Birmingham in England and is currently a director at the Higuchi BioSciences Institute at the University of Kansas.

         ROBERT C. SHAW has been a Director of the Company since November 1989. Mr. Shaw is President of Contempo Design, a firm specializing in the design of exhibits and retail environments. Mr. Shaw was Chief Financial Officer of Bell from November 20, 1989 to June 17, 1990. Mr. Shaw has been a Vice President of MMI since March 1989, an officer and/or director of Azimuth and/or certain subsidiaries thereof since November 1990, a director of Cadmus since January 1992 and an officer and/or director of ELXSI since September 1989. Prior to that he was Vice President of Berkeley Softworks, Incorporated from September 1987 to March 1989. From January 1987 to September 1987, he was Vice President, and from July 1985 until January 1987, he was Director of Finance and Operations, at Ansa Software, Incorporated. Berkeley and Ansa developed and produced personal computer software.

         EXECUTIVE OFFICERS

         LEONARD R. PRANGE has been President, Chief Operating Officer and Chief Financial Officer of the Company since December 1998. Mr. Prange was appointed Secretary of the Company in January 2000. From March 1997 until December 1998 Mr. Prange was Corporate Vice President and Chief Operating Officer, and from September 1996 until December 1998 Corporate Vice President and Chief Financial Officer of AccuMed. From July 1995 until September 1996 he served as a Managing Director of Lovett International, Inc., and international trading and consulting firm. Mr. Prange was Group Vice President from June 1994 until July 1995, Vice President and Chief Financial Officer from December 1984 until June 1994, and Treasurer from December 1981 until December 1984 of Richardson Electronics, Ltd., a global electronics manufacturing and distribution company. Mr. Prange has a B.S. in Accounting from DePaul University and is a certified public accountant.

         RICHARD A. DOMANIK, PH.D. has been Vice President and Chief Technology Officer of the Company since December 1998. From August 1994 until December 1995 Dr. Domanik was Vice President of Engineering, from December 1995 until May 1996 Vice President of Technology and from May 1996 until November 1998 Senior Vice President of Technology of AccuMed. From June 1979 until August 1994, Dr. Domanik served in several positions, including Laboratory Manager and Research and Development Manager, related to research and development of healthcare products at Abbott Laboratories. Dr. Domanik has a B.A. in Chemistry from Ripon College and a Ph.D. in Biochemistry from Northwestern University.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

         In January of 1999, the Board of Directors authorized the Company to raise up to $1,500,000 in new equity or debt in order to provide operating capital for the Company. Between March 1, 1999 and June 30, 1999, the Company issued a series of 6% Convertible Subordinated Notes to a group of accredited investors in exchange for $994,600 in cash. The Notes, including accrued interest due thereon automatically converted into shares of Common Stock, at a conversion price of $0.20 per share as of April 28, 2000, when the Company completed the raising of $5,000,000 in new equity or debt, not including the $1,500,000 in equity or debt, of which the Notes are a part, authorized to be raised by the Board in January.

         Included in the above series of Notes is a Note issued to Seaside Partners, L.P. in the principal amount of $500,000. Dr. Denis. M. O'Donnell, who is a director of the Company, is a member and manager of Seaside Advisors, L.L.C., a firm, which provides investment management services to Seaside Partners. Also included in the above series of Notes is a Note issued to Leonard
R. Prange in the principal amount of $75,000. Mr. Prange is President, COO, CFO, and Secretary of the Company. Both the Seaside and Prange Notes were issued under the same terms and conditions as all of the other Notes in the series.

         The Company has contracted with several advisory groups to assist it in conjunction with the sale of the Notes and Private Placements of Common Stock during 1999. Accordingly, the Company has recorded an accrual for cash commissions amounting to $41,040 due to one of the advisory groups, and is required to issue warrants to purchase 542,474 shares of Common Stock at an average exercise price of

$0.25. In addition the Company has recorded an estimated accrual of $50,000 to cover "out of pocket" expenses reimbursable to one group. Denis M. O'Donnell, M.D., a director of the Company, is a member of Westgate Partners, L.L.C, an advisory group entitled to receive $41,040 in commissions, 155,455 warrants to purchase Common Stock at $0.363 per share, and the reimbursement of up to $50,000 in "out of pocket" expenses.

         On November 29, 1999, the Company sold 250,000 of Common Stock to Azimuth Corporation ("Azimuth"), a company controlled by Alexander Milley, a director and significant shareholder of the Company, in conjunction with a Private Placement Offering. The shares were sold to Azimuth under the same terms and conditions as those of the other participants in the Private Placement, including a purchase price of $0.20 per share.

         On December 10, 1999, the Company issued a Senior Convertible Promissory Note to Azimuth Corporation ("Azimuth"), a company controlled by Alexander M. Milley, a director and significant shareholder of the Company, in exchange for $50,000 in cash. The note bore interest at the rate of 12% per annum and was convertible into Common Stock at a conversion price of $0.20 per share. As additional compensation for the note, the Company issued Azimuth a warrant to purchase 50,000 shares of Common Stock at an exercise price of $0.33 per share. On February 22, 2000 Azimuth exercised its right to convert the note and accrued interest due thereon into 256,250 shares of Common Stock of the Company.

         On January 6, 2000 and April 28, 2000, the Company sold 200,000 shares and 1,333,333 shares respectively of Common Stock to Seaside Partners, L.P. in conjunction with Private Placement Offerings. The shares were sold to Seaside under the same terms and conditions as those of the other participants in the Private Placements, including the purchase prices of $0.33 per share and $1.50 per share. Denis M. O'Donnell, who is a director of the Company, is a member and manager of Seaside Advisors, L.L.C., a firm, which provides investment management services to Seaside Partners.

         BOARD MEETINGS AND COMMITTEES

         The Board held eight meetings during the fiscal year Ended December 31, 1999. Each of the directors was in attendance personally or telephonically at all meetings except director Robert Shaw, who did not attend three meetings.

         The Board currently has no standing committees. The Board does not have a nominating committee or any committee performing the function of a nominating committee. The functions related to nomination, audit review, and compensation structures are undertaken by the Board as a group.

ITEM 8.  COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS.

         COMPENSATION OF DIRECTORS

         The Company compensates its non-management directors through the grant of an annual option to purchase 20,000 shares of Common Stock of the Company. The options are granted at the first directors meeting following the Annual Meeting. The exercise price of the option is set at fair market value as determined in accordance with the provisions of the 1999 Equity Incentive Plan. The Company also reimburses directors for expenses incurred in the connection with their attendance at meetings.

         EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE


                                                     Annual Compensation           Long -Term Compensation
                                                     -------------------           -----------------------
                                                                                                 Securities
                                                                                  Restricted       Under-
                                                                                     Stock         Lying
Name and Principal Position            Year      Salary     Bonus    Other (3)      Awards        Options
---------------------------            ----      ------     -----    ---------      ------        -------
Peter P. Gombrich, Chairman of
The Board and CEO (1)                  1999      $200,000    Nil         $9,000       Nil           Nil
                                       1998       $43,750    Nil         $2,250       Nil           Nil
                                       1997        --         --         --           --             --
Leonard R. Prange, President,
COO, CFO, and Secretary (2)            1999      $139,583    Nil         $3,500       Nil         400,000
                                       1998        --         --         --           --             --
                                       1997        --         --         --           --             --

(1) Mr. Gombrich employment with the Company commenced at the inception of InPath, L.L.C. on March 16, 1998. Mr. Gombrich did not take any salary until October 1998.

(2) Mr. Prange was appointed President of the Company on December 4, 1998 but did not take any salary until January 1999.

(3) Consists of an automobile allowance.


                       OPTION/ GRANTS IN LAST FISCAL YEAR


                                     Individual Grants
----------------------------------------------------------------------------
                                                                                Potential Realizable Value
                        Number of       Percent of                              At Assumed Annual Rate of
                        Securities     Total Options    Exercise                 Stock Price Appreciation
                        Underlying       Granted        or Base                    For Option Term (1)
                        Options/       To Employees      Price   Expiration     --------------------------
        Name             Granted      In Fiscal Year    ($/Sh)      Date         5%($)             10%($)
        ----             -------      --------------    ------      ----        -------           --------
Peter P. Gombrich        Nil              --              --         --

Leonard R. Prange      400,000           38.6%         $157,480   5/27/09       $99,038           $250,982


(1) The Company uses the stock price appreciation rates as recommended by the SEC. Such rates may not be indicative of the actual market price of the Common Stock at the time the option is exercised.

                       FISCAL YEAR END OPTION / SAR VALUES


                                             Number of Securities                Value of Unexercised
                                            Underlying Unexercised                 In - The - Money
                                                Options / SARs                      Options / SARs
                                              At Fiscal Year End                  At Fiscal Year End
                                              ------------------                  ------------------
                Name                    Exercisable      Unexercisable      Exercisable     Unexercisable
                ----                    -----------      -------------      -----------     -------------
Peter P. Gombrich                           Nil               Nil               Nil               Nil

Leonard R. Prange (1)                     133,333           266,667           $55,840           $111,680

Alexander M. Milley (2)                   450,000             --             $230,625              --


(1) On May 27, 1999 Mr. Prange was granted an option to purchase 400,000 shares of Common stock at an exercise price of $0.3937 per share, the fair market value as of the date of the grant determined in accordance with the provisions of the 1999 Equity Incentive Plan. One-third of the option vested on the date of grant and the remainder is scheduled to vest in equal amounts on the first and second anniversaries of the grant date. Mr. Prange's employment contract provides that should a change in control, defined as a change of 20% or more in the combined voting power of Ampersand's outstanding securities, all unvested options outstanding as of the occurrence of a change in control shall immediately vest and become exercisable. As of April 30, 2000, all options granted to Mr. Prange are vested and exercisable.

(2) The SARs issued in 1989 are held by Cadmus Corporation, which is controlled by Mr. Milley.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company does not have a Compensation Committee and the entire Board participated in deliberations concerning executive compensation. Mr. Gombrich, Chairman of the Board and CEO does not participate in any of the Board's deliberations concerning his own compensation.

         EMPLOYMENT AGREEMENTS

         MR. GOMBRICH is employed as Chairman and Chief Executive Officer of the Company pursuant to an Employment Agreement ("Agreement") with InPath dated May, 1, 1998 and amended on December 4, 1998 to reflect changes related to the acquisition of InPath by the Company. Under the Agreement, Mr. Gombrich receives annual compensation consisting of a $200,000 base salary, a bonus determined at the discretion of the Board, and a monthly automobile allowance of $750. The Agreement has a term of three (3) years, beginning May 1, 1998 and ending April 30, 2001. After such period, the Agreement automatically renews for consecutive terms of two (2) years unless either Mr. Gombrich or the Company elects not to renew it. For two (2) years following the termination of the Agreement, Mr. Gombrich may not participate in a business that substantially and directly competes with the Company. If there is a "Change of Control" as defined in the Agreement and the Company thereafter terminates the Agreement without cause, or Mr. Gombrich terminates the Agreement for Good Reason as defined in the Agreement, Mr. Gombrich is entitled to a lump-sum severance payment equal to three (3) times the sum of: his annual base salary, his annualized monthly automobile allowance, and the highest incentive compensation paid to him in any of the previous (2) year incentive compensation periods. If Mr. Gombrich is terminated without cause or resigns for Good Reason, and no change of control has occurred, he is entitled to a lump-sum severance payment equal to two (2) times the sum of the foregoing amounts.

         MR. PRANGE is employed by the Company as President under an Employment Agreement ("The Agreement") dated June 1, 1999. Under The Agreement, Mr. Prange receives annual compensation consisting of a$150,000 base salary, a bonus as determined at the discretion of the Board, and a monthly automobile allowance of $500. The Agreement has a term of three (3) years, beginning June 1, 1999 and ending May 31, 2002. After such period, The Agreement automatically renews for additional one (1) year terms unless either Mr. Prange or the Company elects not to renew it. For two
(2) years following the termination of The Agreement, Mr. Prange may not actively participate in the management of a business that substantially or directly competes with the Company. If there is a "Change of Control" as defined in The Agreement and the Company terminates The Agreement or Mr. Prange resigns after a "Change of Control" or for Good Reason as defined by The Agreement, Mr. Prange is entitled to receive a lump-sum severance payment equal to the sum of his annual base salary, twelve (12) times his monthly automobile allowance, and the highest incentive compensation paid to him in any of two consecutive annual incentive compensation periods. In addition, any unvested stock options, restricted stock awards, or other equity based incentives held by or owed to Mr. Prange vest fully and become immediately exercisable.


         EXECUTIVE COMPENSATION POLICIES

         The Board's intent is to structure the compensation of the Company's executive officers so as to attract and retain executives capable of leading the Company to meet its business objectives and to motivate them to enhance long-term shareholder value. The Company's executives officers receive annual compensation consisting of cash salary as well as other forms of compensation which the Board believes to be in the best interests of the Company and the shareholders. Examples of such additional compensation are cash bonuses and automobile allowances. In determining the level of total compensation to be paid to an executive officer, the Board considers such factors as the officer's responsibilities, qualifications and contribution to the Company, and the compensation paid by comparable companies to individuals in comparable positions. The Board's evaluation of executive officers, except the Chief Executive Officer, may also be based on the Chief Executive Officer's assessment of the officer's contribution to the Company. The Board also compensates executive officers and other key employees by means of stock options or other types of long-term, equity based awards, primarily under the terms of the 1999 Equity Incentive Plan.

         In selecting new executive officers, the Board considers the specific needs of the Company and the expertise and special skills offered by the candidate. The Board then determines starting compensation based on its assessment of the package needed to attract such an individual to the Company. Compensation of continuing officers is also review periodically against this assessment.

         Policies with Respect to Deductibility of Compensation

         Section 162(m) of the Code generally limits the Company to a deduction, for federal income tax purposes, of no more than $1,000,000 in a taxable year of compensation paid to the Chief Executive Officer, or to any of the four most highly compensated officers of the Company, other than the Chief Executive Officer. Compensation above $1,000,000 may be deducted if it is "qualified performance-based compensation" within the meaning of the Code. The Board believes that at the present time it is unlikely that the compensation paid to any officer of the Company in a taxable year will exceed $1,000,000. Therefore, the Board has not yet established a policy for determining which forms of incentive compensation awarded to its executive officers shall be designed to qualify as " qualified performance-based compensation." The Board intends to continue to evaluate the effects of the statute and Treasury Regulations and to comply with Section 162(m) of the Code in the future to the extent consistent with the best interest of the Company.

         PERFORMANCE GRAPH

         The following graph compares the performance of the Common Stock with the performance of the NASDAQ Composite (U.S.) Index and the NASDAQ Medical Devices, Instruments and Supplies, Manufacturers and Distribution Index. The graph covers the period from November 30, 1998 immediately prior to the Company's acquisition of InPath on December 4, 1998, when the Company entered into the medical-device industry, to December 31, 1999. The acquisition of InPath was accounted for as a reverse acquisition whereby InPath was deemed to have acquired the Company. Accordingly, information is shown as if InPath first became a reporting entity on December 4, 1998. Historical information for the Company prior to December 1998 is not reported. During the sixteen-month period preceding the acquisition of InPath, the Company was not engaged in any business, and immediately before this period of inactivity it was engaged in designing and distributing drapery and upholstery fabrics. The graph shows the total cumulative return of an investment of $100 in the group of stocks that comprise each index. All values assume reinvestment of the full amount of dividends.

                                PERFORMANCE GRAPH

                                      NASDAQ Composite U.S.     NASDAQ Medical
          Date         Ampersand         Composite U.S.             Devices
          ----         ---------         --------------             -------
       11/30/1998         100                  100                    100
       12/31/1998         625                 112.8                 107.17
       12/31/1999        1625                209.65                 128.39



         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Such executive officers, directors and ten-percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on the Company's review of copies of such forms it has received and of written representations from certain reporting persons concerning their beneficial ownership of the Common Stock, the Company believes that during the 1999 fiscal year, all of its executive officers, directors and ten-percent (10%) beneficial owners complied with all applicable Section 16(a) filing requirements, except that Peter P. Gombrich failed to file a Form 4 reporting purchase transactions in June 1999 (2,000 shares), July 1999 (1,000 shares), October 1999 (10,000 shares), November 1999 (6,000 shares), December 1999 (1,800 shares), and January 1999 (6,000). All such transactions were reported instead on Form 4 covering the month of April 2000.


                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         The affirmative vote of a plurality of shares of Common Stock voting either in person or by proxy at the Annual Meeting is required to elect each of the five (5) Nominees for director of the Company. Shareholders possessing the power to vote approximately 39.3% of the shares of Common Stock outstanding have agreed to vote all such shares in favor of electing the Nominees with the exception of Mr. Shaw.

         THE BOARD RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" THE NOMINEES.

                                 PROPOSAL NO. 2
                APPROVAL OF AMENDMENT NO.1 TO THE 1999 AMPERSAND
                 MEDICAL CORPORATION 1999 EQUITY INCENTIVE PLAN

         At the last Annual Meeting held on May 25, 1999, the shareholders approved the Ampersand Medical Corporation 1999 Equity Incentive Plan (the "Plan"). The purpose of the Plan is to benefit the Company by enabling it to offer to certain present and future directors, officers, key employees and consultants stock based incentives and other equity interests in the Company, thereby giving them a stake in the growth of the Company and encouraging them to continue in the service of the Company or affiliated companies. The Board believes that the Plan provides substantial benefit to the Company and its stockholders because it will allow the Company to reward its key employees and to attract new employees in a manner that closely aligns the interests of management with the interest of stockholders.

         2,000,000 shares of Common Stock were allocated to the Plan to be used by the Board to make incentive awards. As of April 30, 2000 the Board has awarded options to purchase 1,145,000 shares of Common Stock and has made grants of restricted of 100,000 restricted shares of Common Stock to directors, officers, key employees, and consultants.

         The Board believes that as the Company continues to grow and expand its need for additional officers, key employees, consultants and related technologies, the Board and the Company must be in a position to attract and motivate such individuals. Therefore, the Board believes that it is in the best interests of the Company and the shareholders, to increase by 1,000,000 to a total of 3,000,000, the number of shares of Common Stock allocated to the Plan. It is not possible to determine the amount and type of individual awards that will be made under the Plan in the future because such determinations are within the discretion of the Board and are based on such factors as they deem pertinent under the Plan in establishing awards.

         The affirmative vote of the majority of shares of Common Stock voting either in person or by proxy at the Annual Meeting is required to approve Amendment No.1 to the Ampersand Medical Corporation 1999 Equity Incentive Plan to increase the number of shares of Common Stock allocated to the Plan by 1,000,000 shares to a total of 3,000,000 shares.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" THE APPROVAL OF AMENDMENT NO.1 TO THE AMPERSAND MEDICAL CORPORATION 1999 EQUITY INCENTIVE PLAN.


                                 PROPOSAL NO. 3
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The firm of Ernst & Young LLP, the Company's independent auditors for the fiscal year ended December 31, 1999, was selected by the Board to act in the same capacity for the fiscal year ended December 31, 2000. Neither the firm nor any of its members has any relationship with the Company or any of its affiliates except in the firm's capacity as the Company's auditor.

         It is expected that representatives of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to speak if they so desire and to respond to appropriate questions from shareholders.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" THE APPROVAL TO APPOINT ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.


                                  OTHER MATTERS

         To the best of the knowledge of the Board, there are no other matters, which are to be acted upon at the Annual Meeting. If such matters arise, the signed proxy card confers discretionary authority on the proxy holders designated therein to vote with respect to such matters.


                              SHAREHOLDER PROPOSALS

         A shareholder intending to present a proposal for inclusion in the Company's Proxy Statement and proxy card for the Company's next Annual Meeting of shareholders must deliver such proposal in writing to the Company's principal executive offices no later than March 10, 2001.

         If a shareholder desires to bring business before the meeting which is not the subject of a proposal timely submitted for inclusion in the Company's Proxy Statement and proxy card as provided above, the shareholder must provide notice of such business to the Company a reasonable time before the Company mails its proxy materials for that meeting.

                    INCORPORATION OF INFORMATION BY REFERENCE

         The information in the Company's Annual Report of Form 10-K for the fiscal year ended December 31, 1999, as filed with the SEC, is incorporated by reference in the Proxy Statement.

                                                     By Order of the Board


                                                     ---------------------------
                                                     Peter P. Gombrich
                                                     Chairman of the Board and
                                                     Chief Executive Officer

                          AMPERSAND MEDICAL CORPORATION
                            414 N. ORLEANS, SUITE 305
                             CHICAGO, ILLINOIS 60610

                                      PROXY

                             FOR THE ANNUAL MEETING
                OF STOCKHOLDERS TO BE HELD THURSDAY, MAY 23, 2000

The undersigned hereby appoints Peter P. Gombrich and Leonard R. Prange and each of them, Annual proxies, each with full power of substitution to vote all of the stock of the undersigned at the Annual Meeting of Stockholders of Ampersand Medical Corporation to be held on May 23, 2000 at 9:00 a.m. (Chicago time) at the offices of Ampersand at 414 N. Orleans, Suite 300, Chicago, Illinois, and at an adjournments thereof, in the manner indicated and in their discretion on any other business which may properly come before said meeting, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for said meeting, receipt of which is hereby acknowledged. THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF EACH OF THE PROPOSALS LISTED, INCLUDING FOR THE ELECTION OF DIRECTORS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

Please mark your votes as in this example. ( X )

                                   PROPOSALS.

PROPOSAL 1 Election of five (5) directors to serve until the next annual meeting of stockholders or until their successors are dully elected and qualified.


                                             FOR         WITHHELD       ABSTAIN
                                             ---         --------       -------
         Peter P. Gombrich                   ( )           ( )            ( )

         Alexander M. Milley                 ( )           ( )            ( )

         Robert C. Shaw                      ( )           ( )            ( )

         John Abeles, M. D.                  ( )           ( )            ( )

         Denis M. O'Donnell, M. D.           ( )           ( )            ( )


PROPOSAL 2 Approval of Amendment No. 1 to the Ampersand Medical Corporation 1999 Equity Incentive Plan to increase the number of shares of Common Stock allocated to the Plan from 2,000,000 shares to 3,000,000 shares.

                                             FOR         AGAINST        ABSTAIN
                                             ---         -------        -------
                                             ( )           ( )            ( )


PROPOSAL 3 Ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for the year ended December 31, 2000.

                                             FOR         AGAINST        ABSTAIN
                                             ---         -------        -------
                                             ( )           ( )            ( )

         In their discretion the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof, if such business was not know to the Board Of Directors prior to the solicitation of this proxy.


SIGNATURE (S) _________________________________  DATE ____________________, 2000

Please sign exactly as name appears hereon. Please date, sign and return the proxy promptly in the enclosed envelope. When signing as attorney, administrator, trustee, or guardian, please give full title. If the signature is for a corporation, please sign full corporate name and authorized officer. If the shares are registered in more than one name all holders must sign.


                                       2